UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/17/2011

Market Leader, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51032

Washington	91-1982679
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11332 NE 122nd Way, Suite 200, Kirkland WA 98034
(Address of principal executive offices, including zip code)

425-952-5500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 17, 2011, Market Leader, Inc. (the "Company") entered into a Master Services Agreement and a related Statement of Work with Imprev, Inc. ("Imprev") to allow for integration of Imprev's marketing design software solution with the Company's marketing and business platform for real estate professionals to be delivered as a software-as-a-service solution ("SaaS") to Keller Williams professionals. The initial term of the agreement is three years with one year renewal options thereafter. The agreement provides for minimum payments to Imprev of approximately $3.6 million through the initial term, beginning in February 2011 and paid on a monthly basis. In addition, Market Leader will pay Imprev a percentage of revenue generated from the premium SaaS solutions available to KW professionals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Market Leader, Inc.

Date: February 24, 2011	By:	/s/ Jacqueline Davidson
Jacqueline Davidson
Chief Financial Officer